SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated April 1, 2008

BETWEEN:

101042361 SASKATCHEWAN LTD., a company incorporated pursuant to the laws of the Province of Saskatchewan.

(hereinafter the “Shareholder”)

AND

CHINA TITANIUM & CHEMICAL CORP., a company incorporated pursuant to the laws of the State of Nevada.

(hereinafter “China Titanium”)

AND

FAR VISTA HOLDINGS INC., a company incorporated pursuant to the laws of the Province of Saskatchewan.

(hereinafter “Far Vista”)

WHEREAS:

A.

Far Vista is a private Saskatchewan company having an address at 365 Simon Fraser Crescent, Saskatoon, Saskatchewan, S7H 3T5;

B.

The Shareholder is the registered and beneficial owner of 100% percent of the issued and outstanding shares of Far Vista being 1,000 common shares, (the “Shareholder Shares”);

C.

China Titanium is a reporting issuer which is registered with the U.S. Securities and Exchange Commission, having an office address of 1530 – 9th Avenue SE, Calgary, Alberta, T2G 0T7;

D.

China Titanium desires to acquire the Shareholder Shares for a total of 10,416,000 Class A common shares to be issued by China Titanium (the “China Titanium Shares”) to the Shareholder in exchange for the Shareholder Shares.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I

DEFINITIONS

Section 1.01.

The following terms shall have the following respective meanings:

(a)

“Closing Date” shall mean on or before April 15, 2008, or any other date that the parties hereto agree to in writing;

(b)

“Share Exchange” shall mean the transfer, by the Shareholder, of the Shareholder Shares to China Titanium in exchange for the China Titanium Shares;

ARTICLE II

THE SHARE EXCHANGE

Section 2.01.

Exchange.  Based upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Shareholder agrees to transfer the Shareholder Shares to China Titanium in exchange for the China Titanium Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FAR VISTA

Section 3.01.

Organization, Standing and Authority; Qualification.

(a)

Far Vista is a corporation duly organized, validly existing and in good standing under the laws of the Province of Saskatchewan with all requisite power and authority to enter into, and perform the obligations under the Agreement.  Far Vista has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b)

Far Vista is duly qualified or otherwise authorized to transact business and is in good standing in the jurisdiction of the Province of Saskatchewan, which is the only jurisdiction in which such qualification or authorization is required by law.  No other jurisdiction has claimed, in writing or otherwise, that Far Vista is required to qualify or otherwise be licensed therein.  Far Vista does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

Section 3.02.

Capitalization.  The Shareholder Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and are the only shares of Far Vista issued and outstanding as at the date of this Agreement and shall be the only shares of Far Vista issued and outstanding as at the date of Closing.

Section 3.03.

Corporate Status of Far Vista

(a)

Far Vista has heretofore delivered to China Titanium true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Province of Saskatchewan) and By-laws or comparable instruments (certified by the corporate secretary thereof) of Far Vista.

(b)

The minute books of Far Vista accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04.

Execution and Delivery.  This Agreement has been duly executed and delivered by Far Vista and thereby constitutes a valid and binding agreement, enforceable against Far Vista in accordance with its terms.

Section 3.05.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require Far Vista to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.06.

No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Far Vista;

(b)

violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which Far Vista is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Far Vista or upon the Far Vista Shares or the properties or business of Far Vista;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Far Vista; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

Section 3.07.

Options or Other Rights.

(a)

There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from Far Vista any of the outstanding, unauthorized or treasury shares of the Common Stock of Far Vista,  other than those disclosed in this Agreement; and

(b)

there is no outstanding security of any kind convertible into any common shares of Far Vista, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the Shareholder Shares.

Section 3.08.

Far Vista Financial Statements.

(a)

Far Vista has, or will have prior to the Closing Date, provided to China Titanium the audited financial statements of Far Vista from inception, being February 21, 2008 to period ended March 31, 2008 (the “Far Vista Financial Statements”).

(b)

The Far Vista Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Far Vista and the results of its operations for the period then ended and shall be prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis.

Section 3.09.

Material Information.

(a)

This Agreement, the Schedules hereto, the Far Vista Financial Statements and all other information provided in writing by Far Vista, or representatives thereof, to China Titanium, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

(b)

There are no facts or conditions, which have not been disclosed to China Titanium in writing, which, individually or in the aggregate, could have a material adverse effect on Far Vista or a material adverse effect on the ability of Far Vista to perform any of its obligations pursuant this Agreement.

Section 3.10.

Absence of Certain Changes.  Since

the date of the Far Vista Financial Statements, there has been no event, change or development which could have a material adverse effect on Far Vista.

Section 3.11.

Undisclosed Liabilities.  Except as reflected or reserved against in the Far Vista Financial Statements, as of and for the period reflected therein, Far Vista was not on that date subject to, and since that date Far Vista has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $200,000.

Section 3.12.

Operations of Far Vista.  Except as contemplated by this Agreement, since the date of the Far Vista Financial Statements, Far Vista has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $150,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $250,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its Shareholder; made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(e)

made any loan or advance to any of  its Shareholder or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(f)

entered into any lease (as lessor or lessee) under which Far Vista is obligated to make or would receive payments in any one year of $75,000 or more;

(g)

sold, abandoned or made any other disposition of any of its assets or properties;

(h)

granted or suffered any lien on any of its assets or properties;

(i)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Section 3.16;

(j)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(k)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(l)

terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of Far Vista); or

(m)

entered into any other contract or other transaction that materially increases the liabilities of Far Vista.

Section 3.13.

Compliance with Laws.  Far Vista is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Far Vista, Far Vista has not received written notice that any violation is being alleged.

Section 3.14.

Permits and Licences

(a)

Far Vista has all permits and licences that are necessary for the ownership and conduct of its business, and such permits and licences are or, shall be, in full force and effect and are or, shall be, sufficient for the ownership and conduct of such business;

(b)

no violations exist or have been recorded in respect of any such permit or licence; and, to the best of Far Vista’s knowledge, no proceeding is pending or threatened that would suspend, revoke or limit any such permit.

Section 3.15.

Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Far Vista or against or involving any of the Far Vista Shares; and

(b)

to the best of Far Vista’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving Far Vista or any of the Far Vista Shares.

Section 3.16.

Contracts.

(a)

there have been delivered or made available to China Titanium true, correct and complete copies of each of the contracts set forth in Schedule 3.16 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither Far Vista nor any of Far Vista’s other affiliates, as the case may be, is in default in any respect under any of them; and

(b)

without limiting the generality of section 3.16(a), Far Vista is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative which is not disclosed;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by Far Vista of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which Far Vista agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000, or to share tax liability of any party;

(ix)

contracts containing covenants of Far Vista not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  Far Vista in any line of business or in any geographical area;

(x)

contracts relating to the making of any loan by Far Vista;

(xi)

contracts relating to the borrowing of money by Far Vista or the direct or indirect guaranty by Far Vista of any obligation for, or an agreement by Far Vista to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; and

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 3.17.

Liens.  Far Vista has marketable title to all of its assets and properties free and clear of any liens, other than those liens disclosed in Schedule 3.17 appended hereto.

Section 3.18.

Officers, Directors and Key Employees.

(a)

Far Vista does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $100,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $100,000; and

(b)

Far Vista does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of Far Vista, including the aggregate cost to Far Vista of all such commitments or contracts.

Section 3.19.

Brokerage.  No broker or finder has acted, directly or indirectly, for the Shareholder nor have the Shareholder incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

Section 4.01.

Execution and Delivery.  This Agreement has been duly executed and delivered by the Shareholder and thereby constitutes a valid and binding agreement, enforceable against the Shareholder in accordance with its terms.

Section 4.02.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require the Shareholder to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 4.03.

Title to Stock.

(a)

The Shareholder have valid title to the Shareholder Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim; and

(b)

Upon delivery of the Shareholder Shares on the Closing Date, as herein provided, China Titanium shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 4.04.

Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving any of the Shareholder Shares held by the Shareholder; and

(b)

to the best of the Shareholder’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving the Shareholder Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CHINA TITANIUM

China Titanium represents and warrant to the Shareholder as follows:

Section 5.01.

Organization, Standing and Authority of China Titanium.  China Titanium is a corporation duly organized, validly existing under the laws of the State of Nevada and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.  China Titanium is presently in good standing in the State of Nevada.

Section 5.02.

Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by China Titanium and constitutes the valid and binding agreement of China Titanium enforceable against China Titanium in accordance with its terms.

Section 5.03.

Consents and Approvals.  The execution, delivery and performance by China Titanium of this Agreement and the completion by China Titanium of the transactions contemplated hereby do not require China Titanium to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 5.04.

No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of China Titanium;

(b)

violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which China Titanium are a party or by or to which their assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon China Titanium or upon the securities, assets or business of China Titanium;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to China Titanium or to the securities, properties or business of China Titanium; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or licence held by China Titanium.

Section 5.05.

Capitalization.

(a)

Schedule 5.05 sets forth the total issued and outstanding common shares, which is the only class of China Titanium’s capital stock issued and outstanding at Closing, other than the newly authorized share issuances as indicated in this Agreement.

(b)

Schedule 5.05 also sets forth all the outstanding warrants and options and any other security issued by China Titanium that carry the right to purchase additional shares of China Titanium Shares and the terms thereof at Closing.

Section 5.06.

Brokerage.  China Titanium shall pay a finders fee to Antonio Care in connection with the transactions contemplated by this Agreement, which fee shall be negotiated and paid at Closing.

Section 5.07.

Certificate of Incorporation and By-Laws.

(a)

China Titanium have heretofore delivered to the Shareholder true, correct and complete copies of the Certificate or Articles of Incorporation  and By-laws or comparable instruments of China Titanium; and

(b)

The minute books of China Titanium accurately reflect all actions taken at all meetings and consents in lieu of meetings of its Shareholder, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees for the period from incorporation to the date hereof.

Section 5.08.

Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by China Titanium or representatives thereof to the Shareholder, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Shareholder in writing which, individually or in the aggregate, could have a material adverse effect on China Titanium or a material adverse effect on the ability of China Titanium to perform any of their obligations pursuant to this Agreement.

Section 5.09.

Financial Statements.

(a)

China Titanium’s financial statements for the years ended December 31, 2007, are true, correct and complete in all material respects and fairly present the financial condition of China Titanium and the results of its operations for the periods then ended and were prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

(b)

The Shareholder have the right to inspect, review and approve any debts incurred by China Titanium subsequent to the date of this Agreement that individually or in aggregate exceed $10,000; and

(c)

China Titanium has, or will have prior to the Closing Date, provided to the Shareholder, the China Titanium financial statements as at December  31, 2007 (the “China Titanium Financial Statements”).  The China Titanium Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of China Titanium and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

Section 5.10.

Undisclosed Liabilities.  China Titanium has no liabilities except as reflected in the China Titanium Financial Statements as of and for the period reflected therein, China Titanium was not, as of December 31, 2007, subject to, and since that date China Titanium has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $25,000, save for the finders fee agreement in regard to this Share Exchange Agreement.

Section 5.11.

Compliance with Laws.  To the best of China Titanium’s knowledge, China Titanium is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on China Titanium and China Titanium has not received written notice that any violation is being alleged.

Section 5.12.

Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving China Titanium.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of China Titanium threatened against or involving China Titanium.

Section 5.13.

Contracts.

(a)

there are no existing contracts in China Titanium; and

(b)

without limiting the generality of section 5.13(a) and excluding any obligation referenced in this Agreement, China Titanium is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative or to any other entity in which China Titanium has an interest which will not be terminated as at the date of Closing;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $50,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by China Titanium of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which China Titanium agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

(ix)

contracts containing covenants of China Titanium not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  China Titanium in any line of business or in any geographical area;

(x)

contracts relating to the borrowing of money by China Titanium or the direct or indirect guarantee by China Titanium of any obligation for, or an agreement by China Titanium to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; or

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 5.14.

Officers, Directors and Key Employees.  China Titanium at Closing will not have any contract or agreement with any of its officers, directors, employees or consultants .

Section 5.15

Operations of China Titanium.  Except as contemplated by this Agreement, since the date of the China Titanium Financial Statements, China Titanium has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

other than disclosed in Schedule 5.05 appended hereto, issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $25,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $50,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its Shareholder;

(e)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)

made any loan or advance to any of  its Shareholder or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)

entered into any lease (as lessor or lessee) under which China Titanium is obligated to make or would receive payments in any one year of $10,000 or more;

(h)

sold, abandoned or made any other disposition of any of its assets or properties;

(i)

granted or suffered any lien on any of its assets or properties;

(j)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 5.13;

(k)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(l)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(m)

terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of China Titanium; or

(n)

entered into any other contract or other transaction that materially increases the liabilities of China Titanium.

Section 5.16.

Absence of Certain Changes.  Since the date of the China Titanium Financial Statements, there has been no event, change or development which could have a material adverse effect on China Titanium.

ARTICLE VI

THE SHAREHOLDER’S  AND FAR VISTA COVENANTS AND AGREEMENTS

Section 6.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Shareholder shall cause Far Vista to conduct its business substantially in the manner in which it is currently conducted and to not undertake any of the actions specified in Sections 3.12 and 3.14, nor enter into any Contract described in Section 3.16, without the prior written consent of China Titanium.

Section 6.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Shareholder shall cause Far Vista to use its best efforts preserve any permits and licences in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 6.03.

Litigation.  From the date of this Agreement to the Closing Date, the Shareholder shall notify China Titanium promptly of any actions or proceedings of the type described in Section 3.15 that from the date hereof are threatened or commenced against Far Vista or against any officer, director, employee, properties or assets of Far Vista with respect to its affairs, or against any of the Far Vista Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04.

Conduct of the Shareholder Pending the Closing Date.  From the date of this Agreement to the Closing Date:

(a)

the Shareholder shall use, and the Shareholder shall cause Far Vista to use, its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)

the Shareholder shall promptly notify China Titanium of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by the Shareholder

Section 6.05.

Corporate Examinations and Investigations.  Prior to the Closing Date, China Titanium shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Far Vista and its subsidiaries, and such examination of the books, records, tax returns, results of operations and financial condition of Far Vista.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Shareholder and Far Vista and the employees and representatives of Far Vista, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 6.06.

Acquisition Proposals.  From the date of this Agreement to the Closing Date, neither the Shareholder nor Far Vista, nor any of the officers, directors, affiliates, employees, representatives or agents of Far Vista, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any contract with any person, entity or group (other than China Titanium) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of Far Vista or any disposition of any of the Shareholder Shares (other than pursuant to the transactions contemplated by this Agreement) (each, an “Acquisition Proposal”), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing.  The Shareholder shall promptly communicate to China Titanium the terms of any Acquisition Proposal, which any of them may receive.

Section 6.07.

Expenses.  Far Vista, shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

ARTICLE VII

CHINA TITANIUM COVENANTS AND AGREEMENTS

Section 7.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, China Titanium shall conduct its business substantially in the manner in which it is currently conducted and shall not enter into any Contract described in Section 5.13, or undertake any of the actions specified in Sections 5.15 or 5.16, without the prior written consent of the Shareholder.

Section 7.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, China Titanium shall use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services of its respective present officers, employees, consultants and agents and to preserve their goodwill.

Section 7.03.

Litigation. From the date of this Agreement to the Closing Date, China Titanium shall notify the Shareholder of any actions or proceedings of the type described in Section 5.12 that are threatened or commenced against China Titanium or against any officer, director, employee, properties or assets of China Titanium with respect to their affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.04.

Conduct of China Titanium Pending the Closing.  From the date hereof through the Closing Date,

(a)

China Titanium shall use their best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date

(b)

China Titanium shall promptly notify the Shareholder of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by China Titanium.

Section 7.05.

Corporate Examinations and Investigations.  Prior to the Closing Date, the Shareholder, or Far Vista, shall be entitled, through its employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of China Titanium such examination of the books, records, tax returns, results of operations and financial condition of China Titanium.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and China Titanium and the employees and representatives of China Titanium, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination

Section 7.06.

Expenses.  China Titanium shall bear their own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

Section 7.07.

Further Assurances.  China Titanium shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 7.08.

Directors and Good Standing:  On or subsequent to the Closing Date, China Titanium shall take all necessary corporate steps to cause:

(a)

the appointment of directors as designated by the Shareholder to the Board of China Titanium;

(b)

to file with the State of Nevada such documents as shall be required to bring China Titanium into good standing in the State of Nevada.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION

 OF CHINA TITANIUM TO CLOSE

The obligation of China Titanium to enter into and complete the Share Exchange and related transactions contemplated by the Agreement is subject, at China Titanium’s option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 8.01.

Representations and Covenants.

(a)

the representations and warranties of the Shareholder and Far Vista contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period;

(b)

the Shareholder and Far Vista shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date.  The Shareholder and Far Vista shall each have delivered to China Titanium a certificate, dated the Closing Date, and signed by each of the Shareholder and Far Vista to the foregoing effect.

Section 8.02.

Governmental Permits and Approvals.

(a)

all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Far Vista to continue to be carried on by Far Vista substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and China Titanium shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)

there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 8.03.

Third Party Consents.  All consents, permits and approvals from parties to contracts with Far Vista that may be required in connections with the performance by the Shareholder of their obligations under this Agreement or the continuance of such contracts with Far Vista in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Far Vista.

Section 8.05.

No Change in Capitalization.  On the Closing Date, the capitalization of Far Vista shall be as represented.

Section 8.06.

No Severance Payments.  No Shareholder shall be entitled to severance or change of control payments by Far Vista as a result of this Agreement being performed.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF

THE SHAREHOLDER TO CLOSE

The obligation of the Shareholder to enter into and complete the Share Exchange, and related transactions contemplated by this Agreement, is subject, at the Shareholder’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 9.01.

Representations and Covenants.

(a)

The representations and warranties of China Titanium contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)

China Titanium shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.  China Titanium shall each have delivered to the Shareholder a certificate dated the Closing Date, and signed by an authorized signatories of China Titanium to the foregoing effect.

Section 9.02.

No Change in Capitalization.  On the Closing Date, the capitalization of China Titanium shall be as represented in Schedule 9.02, which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the intended allocation of all shares issued and funds raised pursuant to this Agreement.

ARTICLE X

CLOSING ARRANGEMENTS

Section 10.01.

Closing Location.  The closing of the Share Exchange and the other transactions contemplated by this Agreement (“The Closing”) will take place at 13:00 (MST) on the Closing Date at the offices of China Titanium’s Solicitor, or such other date or location as the parties may agree to in writing.

Section 10.02.

The Shareholder’ Closing Documents.  At the Closing, the Shareholder will tender to China Titanium:

(a)

Certified copies of resolutions of the directors of Far Vista in a form satisfactory to China Titanium acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the transfer of the Far Vista Shares to, and registration of the Far Vista Shares in the name of, China Titanium, and issue of new share certificates representing the Far Vista Shares in the name of China Titanium;

(b)

Share certificates issued in the name of the Shareholder representing the Far Vista Shares duly endorsed for transfer to China Titanium;

(c)

Share certificates registered in the name of China Titanium, representing the Shareholder Shares;

(d)

A copy of the register of members of Far Vista showing China Titanium as the registered owner of the Far Vista Shares;

(e)

A certificate executed by each of the Shareholder certifying that China Titanium conditions in Section 8.01(b) have been satisfied; and

(f)

All corporate records and books of account of Far Vista including minute books, share registers and annual reports, and a certificate of good standing.

Section 10.03.

Capital Companies’ Closing Documents.  At the Closing, China Titanium will tender to the Shareholder:

(a)

Copies of resolutions of the directors of China Titanium in a form satisfactory to the Shareholder, acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the amendments as specified in 7.08(a);

(b)

share certificates, registered in the names of the Shareholder, representing the China Titanium Shares;

(c)

a certified copy of the share issuance order of China Titanium showing the Shareholder as the registered owner of the China Titanium Shares;

(d)

A certificate executed by China Titanium certifying that the Shareholder’ conditions in Section 9.01(b) have been satisfied.

.

Section 10.04.

The parties hereto mutually agree to conduct the Closing by relying upon the exchange of solicitors’ undertakings and that the Closing shall take place in the following sequence:

(a)

China Titanium’ Solicitor will deliver to the Shareholder’ Solicitor China Titanium Closing Documents, upon the latter’s undertaking to hold them in trust;

(b)

Upon receipt of China Titanium Closing Documents, the Shareholder’ Solicitor will hold them in trust until it is able to deliver to China Titanium Solicitor the Shareholder’ Closing Documents;

(c)

The Shareholder’ Solicitor will then deliver to China Titanium Solicitor the Shareholder’ Closing Documents;

(d)

Upon receipt of the Shareholder’ Closing Documents, China Titanium Solicitors shall release the Shareholder’ Closing Documents to China Titanium and the Shareholder’ Solicitor shall release China Titanium Closing Documents to the Shareholder.

ARTICLE XI

MISCELLANEOUS

Section 11.1.

Public Notices.  The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.2.

Time.  Time shall be of the essence hereof.

Section 11.3.

Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

(a)

if to Far Vista Shareholder, at: 365 Simon Fraser Crescent, Saskatoon, Saskatchewan,  fax number (306) 955-5337, attention Richard Buckley;

(b)

if to China Titanium, at: 1530 – 9th Avenue SE, Calgary, Alberta, T2G 0T7, fax number (403) 272-3620, attention Michel Bourbonnais;

Or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause.  Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

Section 11.4.

Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Nevada  and the parties submit and attorn to the jurisdiction of the courts of the State of Nevada.

Section 11.5.

Severability.  If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.6.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

Section 11.7.

Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.8.

Enurement.  This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 11.9.

Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Section 11.10.

Currency.  All amounts expressed in this document are in US Dollars, unless otherwise specified.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

“The Shareholder”

FAR VISTA HOLDINGS INC., a Saskatchewan corporation

101042361 SASKATCHEWAN LTD.,

a Saskatchewan corporation

By:  /s/ Richard Buckley________________

By:  /s/ Richard Buckley

Name:  Richard Buckley

Name: Richard Buckley

Title:  President

Title:   President

CHINA TITANIUM & CHEMICAL CORP., a Nevada Corporation

By:  /s/ Michel Bourbonnais

Name:  Michel Bourbonnais

Title:    President

SCHEDULE 2.01

SHARE EXCHANGE

Far Vista Shareholder	Far Vista Shares Held	Far Vista Shares to be Transferred to China Titanium
101042361 Saskatchewan Ltd.	1,000	1,000

China Titanium Shares Issued to Far Vista Shareholder	Recipient Far Vista Shareholder
10,416,000	101042361 Saskatchewan Ltd.

SCHEDULE 3.16

FAR VISTA HOLDINGS INC.

LIST OF CONTRACTS

Licensing Agreement between Far Vista Holdings Inc. and 101042361 Saskatchewan Ltd.

LICENSING AGREEMENT

This License Agreement made the 22nd day of February, 2008.

BETWEEN

101042361 SASKATCHEWAN LTD.

doing business as FAR VISTA STUDIOS,

a company incorporated pursuant

to the laws of the Province of Saskatchewan, and

having a head office at 365 Simon Fraser Crescent,

Saskatoon, Saskatchewan, S7H 3T5

(Hereinafter referred to as the "the Licensor)

OF THE FIRST PART

-and-

FAR VISTA HOLDINGS INC.

a company  incorporated

in the Province of Saskatchewan, and

having a head office at 365 Simon Fraser Crescent,

Saskatoon, Saskatchewan, S7H 3T5

(Hereinafter referred to as "the Licensee")

OF THE SECOND PART

WHEREAS Licensor, as a result of the expenditure of time, effort and money, has acquired unique experience, special skills, methods, techniques, and know-how with respect to the design and operation of PC Games offering a variety of entertainments in association with certain trademarks, trade names, designs, and copyrights including, without limitation, the trademark FAR VISTA STUDIOS (the “Trademarks”) and RUN THE GAUNTLET (the “System”) all of which may be improved, further developed or otherwise modified from time to time.

AND WHEREAS Licensor has devised a standard, unique and uniform system for the establishment, operation and development of such a business with distinctive features, which business is identified by the Trademarks.

AND WHEREAS Licensor is the sole and exclusive owner of the entire right, title and interest, together with all the goodwill connected thereto, in and to the Trademarks and the System.

AND WHEREAS Licensee, being cognizant of the distinctive and valuable significance to the public of the foregoing, desires to obtain the right and license to the use of the Trademarks and the System in connection with the operation of RUN THE GAUNLET in accordance with the terms of this Licensing Agreement and within the territory specified herein (the “Licensed Business”).

1

AND WHEREAS Licensee understands and acknowledges the importance of Licensor's uniformly high standards of quality and service and the necessity of operating the Licensed Business in strict conformity with Licensor's standards and specifications.

NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

Licensor has agreed to license to Licensee and Licensee has agreed to license from Licensor the PC game “Run the Gauntlet” accordingly hereinafter described:

1.

DUTIES

1.1

Licensor shall deliver to Licensee the PC game “Run the Gauntlet” in its English version.

1.2

Licensor, upon request from the Licensee, will submit a budget for “Run the Gauntlet” up grades or sequels requested by Licensee and upon Licensee’s acceptance of that budget and its terms, produce the upgrade and/or sequel to “Run the Gauntlet.”

1.3

Licensee, as the Licensee, agrees to be responsible for, and cover the costs associated with, Run the Gauntlet’s marketing, merchandising, advertising and distribution.

2.

EXTENT OF SERVICE

2.1

The Licensor agrees to perform the services prescribed pursuant to Article 1 hereof to the best of its ability, and to the satisfaction of the directors of the Licensor.

2.2

The Licensor agrees to devote that portion of its time, attention and energies as required to perform the services prescribed pursuant to Article 1 hereof but the parties agree that the Licensor may enter into arrangements with other companies or groups for other games developed by Far Vista Studios.

3.

ASSIGNMENTS

3.1

The Licensor, at its sole discretion, may use third party contractors to provide various services in any and all areas.

4.

TERM

4.1

The term of this Licensing Agreement shall be in perpetuity unless terminated in accordance with the terms of this Licensing Agreement or if the Licensee fails to meet the following conditions.

a.

Licensee shall have throughout the term substantially complied with all of the provisions of this Licensing Agreement including, without limitation, making all payments in full when due,

b.

all monetary obligations owed by Licensee to Licensor have been satisfied and have been timely met throughout the term;

2

In the event that any of the above conditions have not been met, Licensor will have no obligation to maintain this Licensing Agreement and the “Run the Gauntlet” license reverts back to the Licensor.

5.

LEGAL

5.1

Subject to prior written agreement, legal fees for documents or contracts needed to ensure the success of any negotiation with investors or financiers may be incurred by the Licensor at the expense of the Licensee.

6.

TERRITORY

6.1

The License covers the global operation of “Run the Gauntlet” (the “Territory”).

7.

TERMINATION

7.1

This Licensing Agreement may be terminated and the License returned to the Licensor if the terms of the license are not met.

7.2

Licensee shall be deemed to be in default under this Licensing Agreement, and Licensor may, at its option, terminate this Licensing Agreement and all rights granted herein to the Licensee effective immediately or reduce or eliminate the protected Territory, without notice or prior opportunity to cure such default, if:

a.

Licensee makes or is deemed to have made a general assignment for the benefit of creditors under the Bankruptcy and Insolvency Act (the "Act"), or if a petition is filed against Licensee under the Act, or if Licensee shall be declared or adjudicated bankrupt, or if an application is made in respect of Licensee under the Companies' Creditors Arrangement Act, or if a liquidator, trustee in bankruptcy, custodian, receiver, receiver and manager, moderator, or any other officer with similar powers shall be appointed of or for Licensee, or if Licensee shall commit any act of bankruptcy or institute proceedings to be adjudged bankrupt or insolvent or consents to the institution of such appointment or proceedings, or if Licensee admits in writing an inability to pay debts generally as they become due or becomes an "insolvent person" as that term is defined in the Act;

b.

there is any violation of any transfer or assignment provision contained in this Licensing Agreement;

c.

at any time any of the goods and chattels of the Licensed Business are seized or taken in execution or in attachment by a creditor of Licensee, or a writ of execution shall issue against such goods and chattels or if Licensee shall without the prior written consent of Licensor give any security interest in any of such goods or chattels or sell any of such goods or chattels except in the normal course of business, such that the foregoing materially impairs the operation of the Licensed Business or any security interest which Licensor may have in respect of this Licensing Agreement;

d.

Licensee willfully or fraudulently misrepresents any fact, condition or report required to be made by this Licensing Agreement;

3

e.

Licensee fails to pay within five (5) days of the due date thereof, any monies owed to Licensor or any person, firm or corporation affiliated or associated with Licensor, including, without limitation, any Initial License Fee, Royalty Fee or contribution, or fails to submit within five (5) days of the due date thereof, any report required by Licensor whether pursuant to this Licensing Agreement or otherwise;

f.

Licensee is in default in paying any monies owed to suppliers (including affiliates or associates of Licensor) under the normal payment terms and conditions of such suppliers and such default has not been cured within ten (10) days of receiving Notice from Licensor to cure the same;

g.

Licensee for a reason other than demonstrable clerical error, the proof of which shall be the obligation of Licensee, understates the Gross Sales and/or Net Income for any period by more than two percent (2%), or by reason of such clerical error, understates the Gross Sales and/or Net Income for any period by more than two percent (2%) on more than two (2) occasions in any twelve (12) month period;

h.

Licensee shall operate the Licensed Business in a dishonest, illegal or unethical manner or in a manner which imminently endangers public health or safety or the goodwill associated with the System;

i.

Licensee, without consent of the Licensor, abandons or attempts to abandon the License;

j.

Licensee fails to commence operation of the Licensed Business within eighteen (18) months of the execution of this Agreement;

k.

Licensee violates any covenant of confidentiality or non-disclosure contained in this Licensing Agreement or otherwise discloses, uses, permits the use of, copies, duplicates, records, transmits or otherwise reproduces any manuals, materials, goods or information created or used by the Licensor and designated for confidential use within the System, without the Licensor's prior written approval;

l.

Licensee or any person controlling, controlled by or under common control with the Licensee, or any principal, officer or employee of the Licensee or any such person owning an interest in the License or Licensee is convicted of a criminal offence or any other crime or offence (even if not a crime) that is reasonably likely, in the sole opinion of the Licensor, to affect adversely the System, the Trademarks or the goodwill associated therewith;

m.

Licensee or any Guarantor(s) hereof default on any other agreement with the Licensor, or any affiliate or parent corporation of the Licensor, and such default is not cured in accordance with the terms of such other agreement; or

7.3

Licensee may not terminate this Licensing Agreement prior to the expiration of its term except through legal process resulting from the Licensor's material breach of this Licensing Agreement or otherwise with the Licensor's consent.  In the event the Licensee claims the Licensor has failed to meet any obligation under this Licensing

4

Agreement, Licensee shall provide the Licensor with written notice of such claim, within six (6) months of its occurrence, specifically enumerating all alleged deficiencies and providing the Licensor with an opportunity to cure, which shall in no event be less than six (6) months from the date of receipt of such notice by the Licensor from the Licensee.  Failure to give such notice shall constitute a waiver of any such alleged default.

7.4

All fees and expenses will be paid by the Licensee up to the expiry of the Termination Notice.

7.5

In the event the Licensor elects to terminate this Licensing Agreement, the Termination Notice shall be provided to the Licensee within ten (10) business days of the decision to terminate and shall comply with the requirements for termination in this Agreement.  In the event of such termination by the Licensor, the Licensee’s obligations under this Licensing Agreement shall be at an end save and except that the Licensee shall be liable to make payment to the Licensor for all fees, expenses and royalties as provided for herein, up to the date of the Termination.

7.6

Upon the termination of this Licensing Agreement for any reason whatsoever, Licensee shall forthwith cease to be a Licensee of Licensor and shall forthwith:

a.

pay to Licensor and to any of its affiliates all amounts and charges as have or will thereafter become due hereunder or under any other agreement between Licensee and Licensor or such affiliates and are then unpaid;

b.

return to Licensor all copies of the System, other materials containing information prepared by Licensor and relative to the operation of the Licensed Business;

c.

cease to use any telephone numbers, listings and services, and any other business listings used by Licensee in connection with the Licensed Business and shall immediately transfer or cause to be transferred all such telephone numbers, listings and services to Licensor, or its designate (or to discontinue them if Licensor so requests) and shall execute documents and do such other acts and things as may be necessary to effect the foregoing;

d.

cease to operate the Licensed Business under the System or otherwise and thereafter not, directly or indirectly, represent to the public that such Licensed Business is operated in association with the System, or hold itself out as a present or former Licensee of Licensor;

e.

cease to use, directly or indirectly, in advertising or in any other manner whatsoever the Trademarks, any name or mark similar to the Trademarks, any other identifying characteristics or indicia of operation of the System, and any confidential standards, methods, procedures and specifications associated with the System;

f.

remove and discontinue using for any purpose, all equipment, signs, advertising materials, fixtures, furnishings, inventory, invoices, supplies, forms or other products or materials which display the Trademarks or any distinctive feature or device associated with the System and upon failure to do so upon request, Licensor shall have the right to enter on the premises, forcibly if necessary,

5

without being guilty of trespass, to make such removals and changes at Licensee's expense;

g.

at the request of the Licensor, take all such action as may be necessary to cancel any trade or business name registration which contains any part of the Trademarks under any federal or state or provincial laws or regulations and furnish Licensor with evidence satisfactory to it of compliance with Licensee's obligation hereunder within thirty (30) days after the termination or expiration of this Licensing Agreement; and

h.

permit Licensor at Licensee's expense to enter the Premises and remove any and all personal property of Licensor and any and all personal property of Licensee which displays the Trademarks or any distinctive feature or device associated with the System, including any and all equipment, signs, advertising materials, fixtures, furnishings, inventory, invoices, supplies or forms, and make such reasonable alternations in the exterior and interior décor as Licensor deems necessary to remove the premises' identification as a Licenses Business.

8.

NOTICE

8.1

Any notice required to be given, hereunder shall be deemed sufficient if in writing, and if sent by registered mail, postage prepaid or delivered in person, addressed to:

Far Vista Holdings Inc.

365 Simon Fraser Crescent

Saskatoon, Saskatchewan

S7H 3T5

And

101042361 Saskatchewan Ltd.

Doing business as Far Vista Studios

365 Simon Frazer Crescent.

Saskatoon, Saskatchewan

S7H 3T5

9.

COMPENSATION

9.1

It is understood and agreed by the parties that all expenses of every nature or kind, including phone, travel brochures, mail outs, advertising, promotional expenses of all types, incurred in the performance of the Licensor's duties hereunder shall be born by the Licensee exclusively upon the Licensor remitting a pre-approved invoice of such expenditure.

9.2

Licensee shall pay to Licensor by the 28th day of each month at the head office of Licensor, a continuing royalty fee of ten percent (10%) of net income from the worldwide operation of Run the Gauntlet for the preceding calendar month (the “Royalty Fee”).  Upon the request of Licensor, Licensee shall authorize and do all things necessary to permit Licensor to receive payment of the Royalty Fee by automatic bank transfer initiated by Licensor.

6

9.3

The Licensee as consideration for this license agreement agrees to pay to Licensor all development costs for Run the Gauntlet, up to and including March 31, 2008, which costs shall be supported by audited invoices in an amount not to exceed $500,000.

10.

DISCLOSURE OF CONFIDENTIAL INFORMATION

10.1

During the term of this Licensing Agreement, the Licensee and Licensor will have access to the other’s confidential information consisting of the following categories of information (collectively, the "Trade Secrets"):

a.

financial information, such as the respective earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data, whether relating to the Licensee or Licensor generally, or to particular product services, geographic areas, or time periods;

b.

supply and service information, such as goods and services, suppliers names and addresses, terms of supply or service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, although generally known and available, yields advantages to the Licensor and/or Licensee, the details of which are not generally known;

c.

marketing information such as details about ongoing or proposed marketing programs or agreements by or on behalf of the Licensor and/or Licensee, sales forecasts or results of marketing efforts or information about impending transactions;

d.

personnel information, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, termination’s or reasons therefore, training methods, performances, or other employee information not including employee's personal or medical histories;

10.2

The Licensor and the Licensee shall consider their relationship as one of mutual trust and confidence with respect to Trade Secrets.  Therefore, during and after the term of this Licensing Agreement, the Licensee agrees to hold all such information in confidence and not to divulge, communicate or transmit it to others, or to make any unauthorized copy or use of such information in any capacity, personal or business unrelated to that of the license.

10.3

The provisions set forth in this article 9 do not apply to:

a.

Information that by means other than the Licensee's deliberate or inadvertent disclosure becomes well known or easily obtainable by the public or by the companies that compete directly with the Licensor; or

b.

Disclosure compelled by judicial or administrative proceedings after the Licensee diligently tries to avoid such disclosure and affords the Licensor opportunity to obtain assurances that compelled disclosure will receive confidential treatment.

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10.4

The Licensor acknowledges that the covenant set forth in this article 9 will not in any way preclude the Licensor from engaging in a lawful profession, trade or business of any kind or from developing and licensing new games to other companies.

10.5

Non-Circumvention:  Each Party agrees not to directly or indirectly contact, deal with, transact, or otherwise be involved with any corporation, partnership, proprietorship, trust, individuals, or other entities introduced by either parties without specific written permission of the introducing Party.

10.6

Each Party agrees not to directly or indirectly circumvent, avoid or bypass each other regarding renewals, corporations, partnerships, proprietorship, trust or other entities introduced by either Party

11.

AUDIT

11.1

Licensor its authorized agents and representatives shall have the right, without prior notice to Licensee, to audit, or cause to be audited, the records, financial statements, books of account, tax returns and other documents and materials in the possession or under the control of Licensee relating to the Licensed Business, Licensee and the subject matter and terms of this Licensing Agreement, including, without limitation, all records of Licensee required to be maintained pursuant to applicable law.

11.2

Licensee shall fully cooperate with Licensor and its agents and representatives in conducting such an audit.  In the event any such audit discloses an understatement of the Net Income for any period or periods, Licensee shall pay Licensor, within five (5) days after receipt of the audit report, all applicable amounts which would have been payable under this Licensing Agreement had the understatement not occurred plus interest.

11.3

In the event the understatement of Net Income for any period is determined by such audit to be two percent (2%) or more of the Net Income for such period, Licensee shall reimburse Licensor for the cost of such audit, and shall pay to Licensor any such deficiency with interest at the rate of eighteen percent (18%) per year, calculated from the date when such fees should have been paid to the date of actual payment, immediately upon the request of Licensor.

12.

ACKNOWLEDGMENT OF REASONABLENESS

12.1

Licensee confirms that all restrictions of the non-competition covenants in sections 2.2 and 11.1 are reasonable and valid, and that Licensor has been induced to enter into this Licensing Agreement in reliance upon these covenants and upon Licensee's promise not to contest the enforceability of the confidentiality and non-competition provisions of this Licensing Agreement.  Licensee expressly agrees that the existence of any claims it may have against Licensor, whether or not arising from this Licensing Agreement, will not constitute a defense to the enforcement by Licensor of the confidentiality and non-competition provisions of this Licensing Agreement

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13.

SEVERABILITY

13.1

The covenants of the Licensor in article 9 hereof shall be construed as an agreement independent of any other provisions in this Licensing Agreement.  The Licensee and the Licensor hereby expressly agree that it is not the intention of either party to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause or combination of the same is in violation of the law of any jurisdiction, and the remainder of such paragraph and this Licensing Agreement shall remain binding upon the parties hereto.

13.2

The parties further acknowledge that it is their intention that the provisions of this Licensing Agreement be binding only to the extent that they may be lawful under existing applicable laws, and in the event that any provisions of this Licensing Agreement is determined by a court of law to be overly broad or unenforceable, the valid provisions shall remain in full force and effect.

14.

TRANSFER BY LICENSOR

14.1

This Licensing Agreement shall inure to the benefit of the successors and assigns of Licensor.  Licensor shall have the right to sell, assign, transfer or otherwise dispose of or deal with any or all of its rights and obligations under this Licensing Agreement to any individual, firm, association, bank, lending institution, corporation or other third party as it may in its sole discretion deem appropriate.  In the event of any such transfer, Licensor shall be released from any liability under this Licensing Agreement for the obligations transferred, except to the extent that such obligations relate to periods prior to such transfer.

15.

DISCLAIMER

15.1

Licensor acknowledges it has used reasonable efforts to ensure the compliance with federal, provincial, state and municipal laws, regulations, by-laws, orders, rulings, ordinances and permits, including gambling, lottery and gaming laws.  Notwithstanding the foregoing, Licensor has not and does not represent and warrant to Licensee that the Run the Gauntlet, and the use of same, complies with federal, provincial and municipal laws, regulations, by-laws, orders, rulings, ordinances and permits, including gambling, lottery and gaming laws.  If it comes to the attention of Licensor that it contravenes any federal, provincial, state and municipal laws, regulations, by-laws, orders, rulings, ordinances and permits, including gambling, lottery and gaming laws, then Licensor shall immediately give Notice of such contravention to Licensee.  Licensee acknowledges that it shall operate Run the Gauntlet at its own risk.

16.

WAIVER

16.1

The waiver by either party of any breach of any provision of this Licensing Agreement shall not be construed as a waiver of any subsequent breach of that same or other provision.

17.

GOVERNING LAW

17.1

This Licensing Agreement shall be governed by and construed in accordance with laws of Province of Saskatchewan.

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18.

FORCE MAJEURE

18.1

Neither party shall be responsible to the other for non-performance or delay in performance occasioned by any causes beyond its control (other than lack of funds) including, without limitation, acts or omissions of the other party, acts of civil or military authority, strikes, lock-outs, embargoes, insurrections or acts of God.  If any such delay occurs, any applicable time period shall be automatically extended for a period equal to the time lost, provided the party affected makes reasonable efforts to correct the reason for such delay and gives to the other party prompt notice of any such delay.

19.

ACKNOWLEDGEMENTS

19.1

The Licensee shall ensure that it is in compliance with all regulatory requirements and it will maintain its good standing with the registrar of Corporations of Saskatchewan.

19.2

Licensee may not assign their interest in this Licensing Agreement without the prior consent of the Licensor hereto.

20.

LICENSEE INVESTIGATION

20.1

Licensee acknowledges that Licensee has conducted an independent investigation of the Licensed Business and Licensor and recognizes the business venture contemplated by this Licensing Agreement involves business risks and its success or failure of the venture will be largely dependent upon the individual business ability and effort of Licensee and general economic conditions which are beyond the control of the parties to this Licensing Agreement.

20.2

Licensor expressly disclaims the making of and Licensee acknowledges that Licensee has not received or relied upon any warranty, representation, undertaking, assurance or guarantee, express or implied or collateral, written or oral, as to the potential sales volume, profits or success of the Licensed Business.

21.

LICENSEE REVIEW OF LICENSING AGREEMENT

21.1

Licensee acknowledges that Licensee has received, has had ample time to read, and has read this Licensing Agreement.  Licensee further acknowledges that Licensee has had an adequate opportunity to be advised by advisors of Licensee's own choosing regarding all pertinent aspects of the Licensed Business and Licensor.

22.

ENTIRE LICENSING AGREEMENT

22.1

This Licensing Agreement contains the entire agreement of the parties with respect to the subject matter hereof.  This Licensing Agreement may not be changed orally, but only by an agreement in writing, signed by all parties hereto.

22.2

This Licensing Agreement shall be binding upon and ensure to the benefit of the party’s hereto and there respective successors and permitted assigns.

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23.

FURTHER ASSURANCES

23.1

The parties agree to diligently do or cause to be done all acts or things and to execute all documents and instruments necessary to implement and carry into effect this Licensing Agreement to its full extent.

IN WITNESS WHEREOF the parties have hereunto executed this Licensing Agreement on the date first written above.

101042361 SASKATCHEWAN LTD.

Per:  /s/ Richard Buckley_______

Richard Buckley, President

FAR VISTA HOLDINGS INC.

Per:  /s/ Richard Buckley_ _____

Richard Buckley, President

11

SCHEDULE 3.17

FAR VISTA HOLDINGS INC.

LIST OF ASSETS AND PROPERTY FOR

WHICH LIENS ARE REGISTERED AGAINST

None.

SCHEDULE 5.05

CAPITALIZATION

OF

CHINA TITANIUM & CHEMICAL CORP.

Common Stock

Number of Shares
Current CTCC Shareholders	6,366,849
Plus: Shares Issued to Current Far Vista Shareholders	10,416,000
Plus: Private Placement Shares	3,000,000
Total Shares Outstanding	19,782,849

Warrants, Options, ROFR, Pre-empted Rights

3,000,000 warrants exercisable into 3,000,000 Class A common shares at $0.20 per share.

SCHEDULE 5.13

CHINA TITANIUM & CHEMICAL CORP.

LISTS OF CONTRACTS RELATING TO

THE MAKING OF A LOAN

None.

SCHEDULE 9.02

CAPITALIZATION

OF

CHINA TITANIUM & CHEMICAL CORP.

Common Stock

Number of Shares
Current CTCC Shareholders	6,366,849
Plus: Shares Issued to Current Far Vista Shareholders	10,416,000
Plus: Private Placement Shares	3,000,000
Total Shares Outstanding	19,782,849

Warrants, Options, ROFR, Pre-empted Rights

3,000,000 warrants exercisable into 3,000,000 Class A common shares at $0.20 per share.